                                                                  Exhibit (j)(2)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 14, 2003, relating to the financial statements and financial highlights which appears in the December 31, 2002 Annual Report to Shareholders of Chestnut Street Exchange Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
-------------------------------------
PricewaterhouseCoopers LLP

PHILADELPHIA, PENNSYLVANIA
April 28, 2005